Exhibit 5.1

SIDLEY AUSTIN llp ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866
July 29, 2011
Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois 60045
     Re:     2,860,000 Shares of Common Stock, No Par Value Per Share
Ladies and Gentlemen:
          We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Wintrust Financial Corporation, an Illinois corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 2,860,000 shares of common stock, no par value per share, of the Company (the “Plan Shares”), that may be issued under the Wintrust Financial Corporation 2007 Stock Incentive Plan, as amended (the “Plan”).
          In rendering this opinion letter, we have examined and relied upon a copy of the Registration Statement and Exhibits thereto (including the Plan). We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have relied, as to various questions of fact material thereto, upon the oral or written representations of officers of the Company. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.
          Based on the forgoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that each Plan Share that is newly issued pursuant to the Plan will be legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have
Sidley Austin llp is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Wintrust Financial Corporation
July 29, 2011

become effective under the Securities Act; (ii) the Company’s Board of Directors or a duly authorized committee thereof shall have duly authorized the issuance and sale of such Plan Share as contemplated by the Plan; and (iii) either a certificate representing such Plan Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against receipt of the agreed consideration therefor to the extent required by, and in accordance with the terms of, the Plan or if any Plan Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Plan Share to the person entitled thereto against receipt of the agreed consideration therefor to the extent required by, and in accordance with the terms of, the Plan.
          This opinion letter is limited to the laws of the State of Illinois and the Securities Act, and we do not express any opinion herein concerning any other law. The opinions expressed herein are based on laws in effect on the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.
          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement or related prospectuses. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Very truly yours,
/s/ Sidley Austin LLP